Exhibit 10.9
EXECUTION COPY
          LIMITED WAIVER AND AMENDMENT, dated as of May 20, 2008 (this “Limited Waiver and Amendment”), among CAMBIUM LEARNING, INC., a Delaware corporation and successor to VSS-CAMBIUM MERGER CORP. (“Borrower”), BARCLAYS BANK PLC, as Administrative Agent, and the Required Lenders , in each case listed on the signature pages hereto, to the Credit Agreement dated as of April 12, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the “Credit Agreement”) among Borrower, VSS-CAMBIUM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the Subsidiary Guarantors, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), CREDIT SUISSE SECURITIES (USA) LLC as co-syndication agent (in such capacity, “Co-Syndication Agent”), BNP PARIBAS, as co-syndication agent (in such capacity, “Co-Syndication Agent” and together with the other Co-Syndication Agent, the “Syndication Agents”), TD Securities (USA) LLC, as documentation agent (in such capacity, “Documentation Agent”), and BARCLAYS BANK PLC, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
          WHEREAS, the Administrative Agent previously notified Borrower on April 15, 2008 (the “Notice”) that its failure to timely deliver (i) pursuant to Section 5.01(a) of the Credit Agreement, consolidated financial statements of Holdings for the fiscal year ended December 31, 2007 (the “Audited Financial Statements”) accompanied by an opinion of Ernst and Young LLP, a management report, a narrative report and management’s discussion and analysis and (ii) pursuant to Section 5.01(c) and (d) of the Credit Agreement, a Compliance Certificate and a report by Ernst and Young LLP (the “E&Y Certificate”) certifying that in the course of its regular audit of the financial statements of Holdings and its subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, Ernst and Young LLP obtained no knowledge that any Default insofar as it relates to financial or accounting matters has occurred and a certificate setting forth any information required pursuant to the Perfection Certificate (collectively, the Financial Reporting Defaults”), constituted Defaults of Borrower’s obligations under such sections of the Credit Agreement;
          WHEREAS, Borrower has not remedied the Financial Reporting Defaults by May 14, 2008, the date upon which the Financial Reporting Defaults matured into Events of Default under Section 8.01(e) of the Credit Agreement; and
          WHEREAS, at the request of the Loan Parties, the Administrative Agent and the Required Lenders have agreed to grant certain waivers and make certain amendments to the Credit Agreement, but only on the terms and conditions set forth in this Amendment.
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          Section 1. Waiver. Subject to the satisfaction of the conditions set forth in Section 4 of this Limited Waiver and Amendment, (A) with respect to the Financial Reporting Defaults, the Required Lenders hereby waive the Financial Reporting Defaults and extend the date upon which Borrower shall be required to deliver to the Administrative Agent and Lenders the Audited Financial Statements accompanied by an opinion of Ernst and Young LLP, a management report, a narrative report and management’s discussion and analysis, the Compliance Certificate and the E&Y Certificate, in each case to July 15, 2008; provided that the failure to deliver any such documentation referred to above on or prior to July 15, 2008 shall constitute an immediate Event of Default under the Credit Agreement irrespective of whether any relief has otherwise been given by either Borrower or the Required Lenders and (B) with respect to any other Defaults or Events of Default set forth on Schedule I hereto (the “Schedule I Defaults”, and together with the Financial Reporting Defaults, the “Existing Defaults”), the Required Lenders hereby waive such Defaults or Events of Default until the Determination Date (as defined below). Notwithstanding the foregoing, no Revolving Loans shall be made and no Letters of Credit shall be issued under the Credit Agreement from the date hereof until such time as the Lenders shall have determined in their sole discretion that Revolving Loans may be made and Letters of Credit issued pursuant to an effective amended and restated credit agreement in form and substance satisfactory to the Administrative Agent and the Required Lenders (which shall include, without limitation, the Required Lenders satisfactory review of the “FTI report” and Borrower’s revised financial projections) (the “Amended and Restated Credit Agreement”); provided that if the Amended and Restated Credit Agreement is not effective on or prior to July 15, 2008, all Existing Defaults waived hereby shall immediately be reinstated under the Credit Agreement. The “Determination Date” means the date that is the earlier of (x) the date the Amended and Restated Credit Agreement becomes effective and (y) July 15, 2008.
          Section 2. Amendment to the Credit Agreement. In connection with the Waiver, from the Effective Date (as defined below) through but excluding the Determination Date, the Credit Agreement shall be deemed modified to reflect the following:
          (i) Section 1.01 of the Credit Agreement is amended by including the following defined terms therein in appropriate alphabetical order:
               “Effective Date” shall mean May 20, 2008.”;
               “Limited Waiver and Amendment” shall mean the Limited Waiver and Amendment which amends this Agreement, dated as of the Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.”
          (ii) Section 2.06 (a) and (b) of the Credit Agreement shall be amended and restated as follows:
“(a) ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect as of the Effective Date, plus 2%.

(b) Eurodollar Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect as of the Effective Date, plus 2%.”; and
(iii) Section 6.01 (o) of the Credit Agreement shall be amended and restated as follows:
“(o) unsecured Indebtedness of any Company in an aggregate amount not to exceed $8.0 million at any time outstanding; provided that such Indebtedness shall be evidenced by a note in form and substance as set forth in Exhibit I to the Limited Waiver and Amendment with modifications to such terms, if any, not more adverse to the interest of the Lenders than any other Indebtedness incurred under this clause (o) and outstanding on the Effective Date (including, without limitation, the subordination of such Indebtedness to the Obligations) nor more favorable to the creditors of any other Indebtedness of Company than to the Lenders hereunder; provided, further, that such Indebtedness shall only accrue interest (including any default interest) in the form of pay-in-kind interest and such Indebtedness shall not have any sinking fund or other principal payment and shall not be redeemable or prepayable without the prior written consent of the Required Lenders.”
          Section 3. Representation and Warranties. Borrower represents and warrants to the Lenders as of the date hereof that:
          (a) The execution, delivery and performance of this Limited Waiver and Amendment have been duly authorized by all necessary corporate action by Borrower, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Loan Party, (iii) will not violate any Requirement of Law, (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Loan Party or its property, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (v) will not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens created by the Loan Documents and Permitted Liens;
          (b) this Limited Waiver and Amendment constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower and the other Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
          (c) On and as of the Effective Date (giving effect to this Limited Waiver and Amendment), each of the representations and warranties made by any Loan Party contained in

Article III of the Credit Agreement and each other Loan Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Effective Date (giving effect to this waiver), as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date); and
          (d) At the time of and after giving effect to this Limited Waiver and Amendment, no Default or Event of Default has occurred and is continuing.
          Section 4. Conditions. This Limited Waiver and Amendment shall become effective as of the date (the “Effective Date”), when, and only when, each of the following conditions precedent shall have been (or are or will be substantially concurrently therewith) satisfied: (a)The Administrative Agent (or its counsel) shall have received from the Borrower either (i) a counterpart of this Waiver and Amendment signed on behalf of Borrower or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Waiver) that Borrower has signed a counterpart of this Waiver and Amendment, in either case by no later than 11:59 PM New York City time on May 19, 2008;
          (b) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Company (as defined in the Senior Unsecured Note Purchase Agreement) and the Required Note-Holders (as defined in the Senior Unsecured Note Purchase Agreement) shall have entered into a waiver and amendment of the Senior Unsecured Note Purchase Agreement on terms and conditions (including, without limitation, that the 2% of additional interest accruing on the loans thereunder shall be in the form of pay-in-kind interest) satisfactory to the Administrative Agent and Required Lenders; and
          (c) Borrower shall have amended the provision of its outstanding Indebtedness under Section 6.01(o) of the Credit Agreement to add subordination provisions in form and substance satisfactory to the Administrative Agent and, in any event, not less favorable to the Lenders under the Credit Agreement than to the Note Holders under the Senior Unsecured Note Purchase Agreement.
          Section 5. Covenant. Borrower shall have received an unsecured senior loan from Sponsor and/or its Controlled Investment Affiliates in an aggregate principal amount of $1,000,000 pursuant to Section 6.01 (o) of the Credit Agreement (as amended hereby) (the “New Sponsor Loan”); provided that if Borrower has not received the proceeds of the New Sponsor Loan on or prior to May 21, 2008, this Limited Waiver and Amendment shall immediately be terminated and the Existing Defaults temporarily waived hereby shall immediately be reinstated under the Credit Agreement.
          Section 6. Expenses. Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Limited Waiver and Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

          Section 7. Counterparts. This Limited Waiver and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Limited Waiver and Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          Section 8. Applicable Law; Jurisdiction; Consent to Service of Process. THIS LIMITED WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 10.09 and 10.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, in this Amendment.
          Section 9. Headings. The headings of this Limited Waiver and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 10. Effect of Limited Waiver and Amendment. Except as expressly set forth herein, this Limited Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. By executing and delivering a copy hereof, each applicable Loan Party hereby agrees and confirms that all Loans and Obligations shall be guaranteed and secured pursuant to the Loan Documents as provided therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Amendment to be duly executed as of the date first above written.

CAMBIUM LEARNING, INC.
By:	/s/ Eric Van Ert
	Name:	Eric Van Ert
	Title:	Secretary

BARCLAYS BANK PLC, as Administrative Agent, Issuing Bank, Collateral Agent and Lender
By:	/s/ David Barton
	Name:	David Barton
	Title:	Director

CREDIT SUISSE, Cayman Islands Branch, as a Revolving Lender
By:	/s/ Rianka Mohan
	Name:	Rianka Mohan
	Title:	Vice President

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

Deutsche Bank Trust Company Americas , as a Lender
By:	/s/ Frank Byrne
	Name:	Frank Byrne
Title: Managing Director

[If a second signature is necessary:]
By:	/s/ Adam Cohen
	Name:	Adam Cohen
Title: Managing Director

BNP PARIBAS, as a Lender
By:	/s/ Gregg Bonardi
	Name:	Gregg Bonardi
	Title:	Director

By:	/s/ Ola Anderssen
	Name:	Ola Anderssen
	Title:	Director

Toronto Dominion (Texas) LLC, as a Lender
By:	/s/ Debbi L. Brito
	Name:	Debbi L. Brito
	Title:	Authorized Signatory

[If a second signature is necessary:]
By:
Name:
Title:

Sargas Asset Management, LLC as Portfolio Manager of CS Advisors CLO I Ltd. Tranche B Loan
By:	/s/ Michael P. King
	Name:	Michael P. King
	Title:	Senior Managing Director

CIFC FUNDING 2007-II, LTD., CIFC FUNDING 2007-III, LTD., CIFC FUNDING 2007-IV, LTD., CIFC FUNDING 2007-48, LTD., CIFC FUNDING 2007-50, LTD., as a Lender
By:	/s/ Steve Vaccaro
	Name:	Steve Vaccaro
	Title:	Chief Credit Officer

ColumbusNova CLO Ltd. 2007-I

as a Lender

By:	/s/ Paul Cal

Name: Paul Cal
Title: Associate Director

CN Credit Opportunities Fund 2007-1 Ltd.

as a Lender

By:	/s/ Paul Cal

Name: Paul Cal
Title: Associate Director